    As filed with the Securities and Exchange Commission on August 20, 1999.
                                                                   File No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                               LEXINGTON CORPORATE
                                PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MARYLAND                                       13-3717318
     (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

           LEXINGTON CORPORATE PROPERTIES TRUST 1993 STOCK OPTION PLAN LEXINGTON CORPORATE PROPERTIES TRUST 1998 SHARE OPTION PLAN
                              (FULL TITLE OF PLANS)

                                E. ROBERT ROSKIND
              CHAIRMAN OF THE BOARD AND CO-CHIEF EXECUTIVE OFFICER
                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (212) 692-7260)

                                   COPIES TO:
                              BARRY A. BROOKS, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                           399 PARK AVENUE, 31ST FLOOR
                            NEW YORK, NEW YORK 10004
                                 (212) 318-6000
                                ----------------

                         CALCULATION OF REGISTRATION FEE

                                                            PROPOSED                  PROPOSED
                                                            MAXIMUM                   MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE              AGGREGATE                AMOUNT OF
      TO BE REGISTERED           REGISTERED(1)            PER SHARE(2)           OFFERING PRICE(2)         REGISTRATION FEE
      ----------------           -------------            ------------           -----------------         ----------------
Common Shares of                  800,000(3)              $ 11.375 (4)            $ 9,100,000.00              $ 2,529.80
Beneficial Interest,
$.0001 par value
Common Shares of                  800,000(5)              $ 11.375 (4)            $ 9,100,000.00               $2,529.80
Beneficial Interest,
$.0001 par value

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Shares.

(2) Calculated in accordance with Rule 457 solely for purposes of calculating the registration fee.

(3) Represents the maximum number of additional unallocated Common Shares reserved for issuance upon exercise of stock options or award of restricted Common Shares granted or that may be granted in the future under the Registrant's 1993 Stock Option Plan.

(4) Represents the average high and low prices of the Common Shares on the New York Stock Exchange on August 18, 1999.

(5) Represents the maximum number of unallocated Common Shares reserved for issuance upon exercise of share options granted or that may be granted in the future under the Registrant's 1998 Share Option Plan.

                                EXPLANATORY NOTE

         This Registration Statement covers (i) an additional 800,000 common shares of beneficial interest, $.0001 par value (the "Common Shares"), of Lexington Corporate Properties Trust (the "Registrant") reserved by the Registrant for issuance upon exercise of share options or award of restricted Common Shares granted or that may be granted in the future under the Registrant's 1993 Stock Option Plan and (ii) 800,000 Common Shares reserved by the Registrant for issuance upon exercise of share options granted or that may be granted in the future under the Registrant's 1998 Share Option Plan. The Registrant's 1993 Stock Option Plan and the 1998 Share Option Plan are referred to herein as the "Plans." Pursuant to Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant will deliver a prospectus meeting the requirements of Part I of Form S-8, as amended, to all participants in the Plans.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) Annual Report to Shareholders filed on Form 10-K with the Securities and Exchange Commission (the "Commission") on March 5, 1999 (the "Annual Report").

                  (b) Form 10-Q of the Registrant for the quarterly periods ended March 31, 1999 and June 30, 1999 and the Form 8-K of the Registrant filed August 3, 1999.

                  (c) The material in the section entitled "Description of Common Shares" contained in the Registration Statement on Form S-3 (File No. 49351) filed with the Commission on April 3, 1998.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

                  The Declaration of Trust of the Registrant provides that any director or officer of the Registrant shall be indemnified by the Registrant against judgments, penalties, fines, settlements and expenses to the full extent that officers and directors are permitted to be indemnified by the laws of the State of Maryland.

                  The foregoing reference is subject to the complete text of the Declaration of Trust and the laws referred to above and is qualified in its entirety by reference thereto.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  The following Exhibits are filed with the Registration
Statement:

                  5.1      Opinion of Piper & Marbury L.L.P.
                  23.1     Consent of KPMG LLP.
                  23.2     Consent of Piper and Marbury L.L.P. (included in
                           Exhibit 5.1).
                  24.1 Power of Attorney (included in Part II of this Registration Statement).

ITEM 9.           UNDERTAKINGS.

                  (a)      The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)      to include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act;

                                    (ii)     to reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the Registration
                                             Statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the Registration Statement.
                                             Notwithstanding the foregoing, any
                                             increase or decrease in volume of
                                             securities offered (if the total
                                             dollar value of securities offered
                                             would not exceed that which was
                                             registered) and any deviation from
                                             the low or high end of the
                                             estimated maximum offering range
                                             may be reflected in the form of
                                             prospectus filed with the
                                             Commission pursuant to Rule 424(b)
                                             if, in the aggregate, the changes
                                             in volume and price represent no
                                             more than 20 percent change in the
                                             maximum aggregate offering price
                                             set forth in the "Calculation of
                                             Registration Fee" table in the
                                             effective Registration Statement;
                                             and

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Lexington Corporate Properties Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 20, 1999.

                      LEXINGTON CORPORATE PROPERTIES TRUST



                      By:      /s/   T. Wilson Eglin
                               --------------------------------------
                               T. Wilson Eglin
                               President and Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Robert Roskind, Richard J. Rouse and
T. Wilson Eglin and his true and lawful attorneys-in-fact and agents, with full powers of substitution and to act without the other, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to have done in and about the premises, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

       Signature                                Title                                    Date
       ---------                                -----                                    ----
                                        Chairman of the Board,  Co-
/s/ E. Robert Roskind                   Chief Executive Officer and
-----------------------------           Trustee (Principal Executive
           E. Robert Roskind            Officer)                                   August 20, 1999

/s/ Richard J. Rouse                    Vice-Chairman, Co-Chief
-----------------------------           Executive Officer and
           Richard J. Rouse             Trustee                                    August 20, 1999

    Signature                                Title                                             Date
    ---------                                -----                                             ----


/s/ T. Wilson Eglin                     President, Chief Operating
----------------------------            Officer and Trustee                                August 20, 1999
            T. Wilson Eglin

                                        Chief Financial Officer and
/s/ Patrick Carroll                     Treasurer (Principal Financial
----------------------------            Officer)                                           August 20, 1999
            Patrick Carroll

                                        Vice President and Secretary
/s/ Paul R. Wood                        (Principal Accounting
----------------------------            Officer)                                           August 20, 1999
             Paul R. Wood

/s/ Carl D. Glickman
----------------------------
           Carl D. Glickman             Trustee                                            August 20, 1999

 /s/ Kevin W. Lynch
 ---------------------------
            Kevin W. Lynch              Trustee                                            August 20, 1999

/s/ John D. McGurk
----------------------------
            John D. McGurk              Trustee                                            August 20, 1999

/s/ Seth M. Zachary
----------------------------
            Seth M. Zachary             Trustee                                            August 20, 1999

                                INDEX TO EXHIBITS

      EXHIBIT NUMBER                                                       PAGE
      --------------                                                       ----


         5.1             Opinion of Piper & Marbury L.L.P.

         23.1            Consent of KPMG L.L.P.

         23.2            Consent of Piper and Marbury L.L.P. (included in
                         Exhibit 5.1).

         24.1 Power of Attorney (included in Part II of this Registration Statement).

                                       E-1